SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is dated as of October 4, 2000, between A.G.S. STATIONERY, INC. ("Debtor") and MARK I. DYNE ("Secured Party").

                                 R E C I T A L S

     A. PROMISSORY NOTE. Tag-It Pacific, Inc. ("Tag-It"), the parent corporation of Debtor, and Secured Party are parties to a certain a Convertible Secured Subordinated Promissory Note, dated October 4, 2000 (the "Note"), in favor of Secured Party in the face principal amount of $500,000. The Note evidences a loan (the "Loan") made by Secured Party to Tag-It in the amount of $500,000. The making of the Loan will directly benefit Debtor.

     B. THIS AGREEMENT. Debtor has executed a Guaranty in favor of Secured Party, dated as October 4, 2000 (the "Guaranty"), pursuant to which Debtor has guaranteed the obligations of Tag-It under the Note. The execution of the Guaranty by Debtor was a condition to Secured Party making the Loan. In addition, it is a condition to Secured Party making the Loan that Debtor secure its obligations under the Guaranty by executing this Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt, adequacy and legal sufficiency of which Debtor hereby acknowledges, Debtor hereby agrees with Secured Party for its benefit as follows:

                                A G R E E M E N T

     1. GRANT OF SECURITY INTEREST. Debtor hereby assigns, transfers, sets over, conveys, grants and delivers to Secured Party and grants to Secured Party a security interest and lien in and to (such security interest and lien is referred to herein as the "Security Interest") all of Debtor's right, title and interest in and to the following described property, whether now in existence or hereafter created, and whether now owned or hereafter acquired (the "Collateral"): (a) all inventory, goods and merchandise in all its forms, including raw materials, work in progress and finished goods, whether held for sale or lease, wherever located, now owned or hereafter acquired; (b) all accounts, contract rights, chattel paper, instruments, general intangibles for money due or to become due, whether or not earned by performance, and other obligations of any kind, now owned or hereafter acquired, whether or not arising out of or in connection with the sale, distribution, lease, license, or other disposition of goods or the rendering of services, together with all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations; (c) all equipment in all its forms, wherever located, now or hereafter existing, and all fixtures and all parts thereof and all accessions thereto; (d) all other general intangibles, whether now owned or hereafter acquired, including, without limitation, all patents (and all applications, registrations and renewals), trademarks and service marks (and all applications, registrations and renewals), trade names, trade secrets, trade styles, copyrights (and all applications, registrations and renewals), maskwork rights, source codes, licenses, franchises, goodwill, customer lists, deposit accounts, tax refunds and claims, rights in litigation presently pending or hereafter pending for any cause or claim and all judgments now or hereafter arising therefrom; and (e) all accessions thereto, products thereof and proceeds of any and all of the foregoing, including, without limitation, proceeds which


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constitute property of the types described in (a) through (d) above, and all payments under insurance payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

     2. OBLIGATIONS SECURED. The Security Interest secures the (a) the full payment and performance, whether direct or indirect, absolute or contingent, or now or hereafter due or arising, of all obligations and liabilities of Debtor under the Guaranty, including any extension, modification, substitution, amendment or renewal thereof; and (b) the payment of all expenses incurred by Secured Party in the enforcement of its rights and remedies hereunder (collectively referred to herein as the "Obligations").

     3. COVENANTS, REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor covenants with, and represents and warrants to, Secured Party as follows:

     3.1 Debtor is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California and its chief place of business and the office where Debtor keeps its records concerning the Collateral is located at 3820 S. Hill Street Los Angeles CA 90037.

     3.2 Debtor has full power, authority and legal right, and all requisite governmental licenses, permits and franchises to own the Collateral and to grant a security interest in all the Collateral.

     3.3 The execution and delivery of this Agreement by Debtor, and the grant of the security interest granted hereby, have been duly authorized by all necessary corporate action; and this Agreement has been validly executed and delivered by Debtor and is a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

     3.4 Debtor has not granted, and Debtor shall not grant, any security interest, lien or pledge in or to any of the Collateral to any other Person whatsoever the effect of which would be to supersede, cause to be subordinated, take priority over, or participate on an even priority with, the Security Interest, excepting only such security interests, if any, as are identified in EXHIBIT A hereto ("Permitted Liens").

     3.5 The provisions of this Agreement are effective to grant to Secured Party a valid and perfected security interest in the Collateral, second in priority to any security interests and liens held by Sanwa Bank California, enforceable against Debtor in all of Debtor's right, title and interest in and to the Collateral, and all filings and other actions necessary or desirable to perfect and protect such security interest have been made or taken or are being made or taken concurrently herewith.

     3.6 Debtor shall execute, acknowledge and deliver to Secured Party concurrently with the execution of this Agreement, and at such time or times thereafter as Secured Party may in its reasonable discretion under the circumstances require, all such notices, financing statements, continuation statements, security agreements, assignments, transfers and other documents and instruments as Secured Party shall require to further evidence, perfect, effect, protect and/or enforce any or all of Secured Party's rights as a secured party hereunder. Debtor hereby irrevocably appoints and authorizes Secured Party, as Debtor's attorney-in-fact (Debtor hereby acknowledging that such appointment is coupled with an interest) to take all steps in Secured Party's name and/or in


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the name of Debtor but for Secured Party's use and benefit, as may be reasonably required under the circumstances for the purpose of further evidencing, perfecting, effecting, protecting and/or enforcing any or all of Secured Party's rights as a secured party hereunder, in the event that Debtor fails to take any such steps within ten days of any written request by Secured Party to do so.

     3.7 Debtor shall not change its chief place of business and the office where Debtor keeps its records concerning the Collateral and shall not change its name or conduct its business under a name other than its present name unless it (i) gives Secured Party notice of its intent to change such location or its name or to conduct its business under another name at least thirty days before it does so, and (ii) shall have simultaneously delivered to Secured Party all such new, appropriate and executed Uniform Commercial Code financing statements and other documents and instruments as Secured Party shall request in order for Secured Party to continue the perfection and relative priority of the security interests granted hereunder.

     3.8 Debtor shall furnish to Secured Party, in form satisfactory to Secured Party, all such information in connection with the Collateral as Secured Party may reasonably request, including, without limitation, all books, records, contracts, statements and all other data of every kind relating to the Collateral.

     4. COLLECTIONS, ETC. If Debtor fails to make any payment or to take any action that is an Obligation secured hereunder, or fails to make any other payment or take any other action reasonably required under the circumstances to preserve the priority and value of Secured Party's rights under this Agreement, then Secured Party may (but shall not be obligated to) make such payments and take all such actions as Secured Party in its reasonable discretion under the circumstances deems necessary to protect its security interest in the Collateral, and Secured Party is hereby authorized (without limiting the general nature of the authority hereinabove conferred), if Debtor has so failed to make payment or take action within three business days (or such lesser time as Secured Party deems necessary under the circumstances) after Secured Party gives Debtor notice that such payment or action is required and has not been made or taken, to pay, purchase, contest or compromise any security interest or lien which in Secured Party's reasonable discretion under the circumstances appears to be prior or superior to, or of equal priority with, the Security Interest, or to pay, purchase, contest or compromise any security interest or lien which in Secured Party's reasonable discretion under the circumstances appears to give its holder, or any other Person, any right the exercise of which could adversely affect the priority and/or value of the rights of Secured Party under this Agreement.

     5. DUTY TO HOLD IN TRUST. Upon the occurrence of any Event of Default, Debtor shall, subject to the rights, if any, of the holders of Permitted Liens, upon receipt by it of any revenue, income or other sums in which a security interest is granted to Secured Party under this Agreement, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Secured Party, in precisely the form received, and shall forthwith endorse, transfer and deliver any such sums or instruments, or both, to Secured Party for application to the satisfaction of the Obligations.

     6. EVENTS OF DEFAULT. As used herein, the term "Event of Default" shall mean the occurrence of any of the following events:


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     6.1 An Event of Default (as defined in the Note) shall have occurred under the Note or Debtor shall fail to fully pay, satisfy or perform when due any of the Obligations.

     6.2 The dissolution, termination of existence, insolvency or business failure of Debtor, the appointment of a receiver for any part of the Collateral, an assignment for the benefit of creditors, or the commencement by or against Debtor of any proceeding under any law relating to bankruptcy, insolvency, liquidation, reorganization or the relief of debtors generally.

     6.3 Any of Debtor's representations and warranties set forth in this Agreement shall prove to have been false when made, or Debtor shall fail to timely, fully and completely perform and comply with each of Debtor's covenants made under this Agreement.

     7. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Secured Party shall, subject to the rights, if any, of the holders of Permitted Liens, have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California (the "CUCC"), and all other rights and remedies under all other applicable laws and, without limiting the generality of the foregoing, Secured Party may in its sole discretion:

     7.1 Enter upon the premises where any of the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any person who has possession thereof, and Secured Party may take such measures as it may deem reasonably necessary or proper for the care or protection thereof, including the right to remove, keep and/or store all or any portion of the Collateral or put a custodian in charge thereof; and/or

     7.2 With or without taking possession, sell or cause to be sold, at any time, and from time to time, as Secured Party may determine, any of the Collateral in its entirety or in parcels, either at public or private sale, at such price and on such terms as Secured Party may reasonably deem best. Debtor agrees that to the extent notice of sale is required by law, at least ten days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price of any Collateral payable by Secured Party at such sale. Debtor shall not have any right of redemption subsequent to any such sale, and Debtor hereby expressly waives any such right. Secured Party shall apply the proceeds of any such sale or sales first to the expenses incident thereto, including reasonable attorneys' fees, and next to the full and complete satisfaction of all of the Obligations. Any purchaser at any such sale or sales (including without limitation Secured Party) shall thereafter hold any of the Collateral so purchased absolutely free from any claim or right of any nature whatsoever by any other person or entity (including, without limitation, Debtor), except for the claims and rights, if any, of the holders of Permitted Liens that have priority over the lien of this Agreement (and then only to the extent of such priority and only to the extent of that Collateral to which such priority applies); and/or

     7.3 Institute any proceeding at law, in equity, or otherwise for the foreclosure of the Collateral or any part thereof. To the extent permitted by law, any sale thereof shall be held in the same manner, with the same effect and subject to the same terms and conditions as specified in paragraph (b) above. Secured Party may, in its sole discretion, from time to time, at any time and in


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any order, choose to institute a proceeding for foreclosure on some portion of the Collateral and a sale under paragraph (b) on other portions of the Collateral, without being deemed to have made an election of remedies or to have waived any other rights or remedies, and without in any other way limiting any remedies or rights which it may otherwise have; and/or

     7.4 In its name or in the name of Debtor, or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, and Secured Party may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, Debtor; and/or

     7.5 Petition any court for the appointment of a receiver for any part of or all of the Collateral, for the purpose of preserving, protecting and retaining the Collateral and the value of the Collateral, and for the purpose of facilitating Secured Party's exercise of any other of Secured Party's rights and remedies under this Agreement, the CUCC and/or any other applicable law.

     8. SECURITY INTEREST REMAINS IN FULL FORCE AND EFFECT. All rights of Secured Party and the Security Interest hereunder, and all obligations of Debtor hereunder, shall be and remain in full force and effect irrespective of any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations or any obligation the failure of performance of which is an Event of Default hereunder, or any other amendment or waiver of or any consent to any departure from the Note, the Guaranty or any other document executed in connection herewith or therewith, including any agreement that guaranteed or secured the obligations of Tag-It under the Note.

     9. NO EXTINGUISHMENT, RELEASE, MITIGATION, DIMINISHMENT OR REDUCTION OF ANY CLAIM. Neither Secured Party's acceptance of this Agreement and the security interests granted hereunder, nor any exercise by Secured Party of any of its rights hereunder, shall extinguish, release, mitigate, diminish or reduce in any manner whatsoever any claim, cause of action or other right or remedy Secured Party has, claims, or may at the date hereof or hereafter have or claim, against Debtor or any other person.

     10. DUTIES OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Provided that Secured Party complies with its obligations, if any, of section 9-207 of the CUCC, Secured Party shall not otherwise be liable or responsible in any way or manner for (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

     11. INDEMNIFICATION. Debtor shall, at all times, defend and indemnify and hold Secured Party harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any breach of the Obligations, and from any suit or proceeding of any kind or nature whatsoever against Secured Party arising from or connected with the transactions contemplated by this Agreement or any of the documents,


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instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to Secured Party hereunder.

     12. INTEREST; DAMAGES; EXPENSES. Debtor shall pay to Secured Party (a) interest, computed at an interest rate equal to 10% per annum, as the same may vary from time to time, on all amounts of damages incurred by Secured Party arising out of any Event of Default hereunder; (b) the amounts of all damages incurred by Secured Party arising out of the breach of any covenant hereunder or the failure of any representation or warranty hereunder; and (c) all fees, costs and expenses of any nature whatsoever, including reasonable attorneys' fees, of or arising out of the enforcement of any provisions of this Agreement after the occurrence of an Event of Default hereunder; and the due and timely payment of all such interest, damages, fees, costs and expenses shall be an Obligation secured hereunder.

     13. NO DELAY. No delay on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

     14. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TERMINATION; RELEASE. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall remain in full force and effect until indefeasible payment or other performance in full of each and all of the Obligations (the "Termination Date"). Upon the occurrence of the Termination Date, the security interest in the Collateral created under this Agreement (and this Agreement in its entirety) shall automatically terminate, whereupon Secured Party shall promptly execute such documents and instruments as Debtor shall reasonably require to evidence such termination. Notwithstanding any such termination, the Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Security Agreement shall continue in full force and effect if any payment or payments made to Secured Party on account of the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid (in whole or in part) as a result of any bankruptcy or insolvency proceeding or any other legal action.

     15. GENERAL.

     15.1 CONSENT TO JURISDICTION. Any legal action, suit or proceeding against Debtor or Secured Party arising out of or relating to this Agreement shall be initiated in a federal court located in the City and County of Los Angeles, State of California (or if there shall not be federal jurisdiction in such court, a state court located within the City and County of Los Angeles, State of California) and, by execution and delivery of this Agreement, each of Debtor and Secured Party irrevocably accepts the exclusive jurisdiction of the aforementioned courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     15.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by facsimile transmission with confirmation of receipt, or by overnight courier:


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(i)     If to Secured Party, to:

        Mark I. Dyne
        6355 Topanga Canyon, Suite 120
        Woodland Hills, CA 91367


(ii)    If to Debtor, to:

        c/o Tag-It Pacific, Inc.
        Rhonda Sallmen
        Chief Financial Office
        3820 S. Hill Street
        Los Angeles CA 90037

or such other addresses as the parties may have furnished to each other pursuant to the provisions of this Subsection (b). Any such notice, demand or other communication shall be deemed to have been given on the earlier of (x) the date actually delivered to the address to which it is directed or (y) the date sent (if sent by facsimile).

     15.3 REMEDIES CUMULATIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise. The election of any one or more of such remedies by Secured Party shall not constitute a waiver by Secured Party of the right to pursue any other available remedies.

     15.4 TRANSFEREES, SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon Debtor and its successors in interest and inure to the benefit of Secured Party and the transferees, successors and assigns of Secured Party.

     15.5 TERMS. Unless otherwise defined herein, terms used in Division 9 of the CUCC are used herein as therein defined.

     15.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding (to the fullest extent a California court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of California.

     15.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     15.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to make such provision valid and enforceable under applicable law, but if any provision thereof shall be or become prohibited or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or of any of the remaining provisions thereof.


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     15.9 HEADINGS. Section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

     15.10 NO WAIVER. No breach of any provision of this Agreement may be waived unless in writing and the waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision thereof.

     15.11 AMENDMENT. This Agreement may be amended only by a written agreement executed by all of the parties thereto.

     15.12 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the Person may require.

     15.13 BENEFIT OF AGREEMENT. This Agreement is entered into for the express benefit of the parties thereto, their successors and permitted assigns and, except as otherwise expressly set forth in this Agreement, is not intended, and shall not be deemed, to create in any other Person any rights or interest whatsoever, including, without limitation, any right to enforce the terms hereof.

     15.14 PAYMENTS. All amounts payable under this Agreement shall be paid in U.S. dollars.

     15.15 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties hereto relating to the subject matter hereof, unless expressly referred to by reference herein or executed concurrently herewith.

     IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



A.G.S. STATIONERY, INC.


By: /S/ RONDA SALLMEN
   ----------------------------------
   Its: CFO
       ------------------------------




ACCEPTED AND AGREED TO:


 /S/ MARK I. DYNE
-------------------------------------
           MARK I. DYNE


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                                    EXHIBIT A

                                SCHEDULE OF LIENS



1.      Senior Lien of Sanwa Bank California in the Collateral.



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